Exhibit 16.01





March 15, 2000


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of U.S. Wireless Corporation's Form 8-K dated March 15, 2000, and are in agreement with the statements contained in therein regarding our termination as auditors.

HASKELL & WHITE LLP